UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 22, 2015

People’s Utah Bancorp
(Exact name of registrant as specified in its charter)

Utah	001-37416	87-0622021
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 East Main Street American Fork, UT
(Address of principal executive offices)

84003
(Zip code)

(801) 642-3998
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.08                      Shareholder Director Nominations.

On July 22, 2015 the Board of Directors of the Company approved the holding of its 2015 Annual Meeting of Shareholders on Wednesday, September 16, 2015 at 8:00 a.m. MDT.  The record date for the annual meeting is Wednesday, July 29, 2015. A press release providing details about the 2015 Annual Meeting is attached hereto as Exhibit 99.1.

Because the date of the 2015 Annual Meeting changed by more than 30 calendar days from the date of the 2014 Annual Meeting, the Company has set a deadline for the receipt of any shareholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended. In order for a shareholder to submit any such proposal for inclusion in the Company’s proxy statement for the 2015 Annual Meeting, the proposal must be received by the Company’s Secretary at 1 East Main Street, American Fork, UT, 84003 no later than the close of business on July 31, 2015, which the Company considers to be a reasonable time before it begins to print and send its proxy materials for the 2015 Annual Meeting. Any such proposal must be in compliance with the rules and regulations of the Securities and Exchange Commission.

Item 8.01.                      Other Events.

On July 22, 2015 the Board of Directors declared a quarterly dividend of $0.06 per common share. The dividend is payable August 14, 2015 to shareholders of record on August 3, 2015. A press release announcing the dividend is attached hereto as Exhibit 99.1.

Item 9.01.                      Financial Statements and Exhibits.

(d)   Exhibits

Exhibit Number	Description
99.1	Press Release dated July 22, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

People’s Utah Bancorp

Date: July 22, 2015	By:	/s/ Richard T. Beard
Richard T. Beard
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated July 22, 2015